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DEFERRED VARIABLE ANNUITY APPLICATION

                                                                                                     (FIRST SUNAMERICA LOGO)

FIRST SUNAMERICA  LIFE INSURANCE   NEW BUSINESS DOCUMENTS
COMPANY                               with checks:                   overnight with checks:       (GRAPHIC) 1-800-445-7862
Executive Office:                        P.O. Box 100330                2710 Media Center Drive   www.sunamerica.com
New York, NY 10270-0094                  Pasadena, CA 91189-0330        Building #6, Suite 120
                                                                        Los Angeles, CA 90065
Annuity Service Center:               without checks:
21650 Oxnard Street                      P.O. Box 54299
Woodland Hills, CA 91367-4901            Los Angeles, CA 90054-0299

Please print or type

1    PRODUCT SELECTION (Complete product name must be provided to ensure Application is processed immediately. Solicitation state indicates the state in which this Application is signed.)

   COMPLETE PRODUCT NAME (Enter complete name as shown on 1st page of prospectus)   SOLICITATION STATE
   ______________________________________________________________________________   (Enter two-character state code) _NY____

2    OWNER(S) INFORMATION

Name _________________________________________________________________________________________________ [ ] Male   [ ] Female

Address _________________________________________ City _________________________________ State _______________ ZIP _________

Birth Date ____/____/____   SSN or TIN _________________   Phone (______)____________   Email ______________________________

JOINT OWNER (if applicable)

Name _________________________________________________________________________________________________ [ ] Male   [ ] Female

Address _________________________________________ City _________________________________ State _______________ ZIP _________

Birth Date ____/____/____   SSN _____________________ Relationship to Owner _________________ Phone (_______)_______________

3    ANNUITANT(S) INFORMATION (Complete only if different from Owner)

Name _________________________________________________________________________________________________ [ ] Male   [ ] Female

Address _________________________________________ City _________________________________ State _______________ ZIP _________

Birth Date ____/____/____   SSN ___________________ Phone (_______)_________________________ Email _________________________

JOINT ANNUITANT (if applicable)

Name _________________________________________________________________________________________________ [ ] Male   [ ] Female

Address _________________________________________ City _________________________________ State _______________ ZIP _________

Birth Date ____/____/____     SSN _______________________ Phone (________)_________________

FSA-579 (10/09)
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4    BENEFICIARY INFORMATION

     Please complete the beneficiary information below. Additional beneficiaries, if any, can be listed on a separate document and submitted with this Application. Note: If any living benefit is elected with Joint Life (2 covered persons) under Section 6(a) below, you MUST provide the spousal beneficiary information below.

If the beneficiary type is not selected, the beneficiary will be designated as "primary." Multiple beneficiaries will share the death benefit equally unless otherwise specified. For non-individually owned, custodially held IRAs, 457, and qualified plans, if no beneficiary is listed, the beneficiary will default to the Owner listed on this Application.

                                                                                                         IRREVOCABLE
NAME (FIRST, MI, LAST)  BIRTH DATE/ TRUST DATE  BENEFICIARY TYPE            RELATIONSHIP  SSN/TIN   %   BENEFICIARY?
----------------------  ----------------------  --------------------------  ------------  -------  ---  ------------
                                                [ ] Primary
                                                [ ] Primary [ ] Contingent
                                                [ ] Primary [ ] Contingent
                                                [ ] Primary [ ] Contingent
                                                [ ] Primary [ ] Contingent

5    CONTRACT TYPE AND SOURCE OF FUNDS

     Initial Payment: Make check payable to First SunAmerica Life Insurance Company. If this is a 1035 Exchange or transfer, please complete the appropriate 1035 Exchange/Transfer form and submit it with this Application. See prospectus for minimum Purchase Payment amounts.

5a. NON-QUALIFIED CONTRACT                               5b. QUALIFIED CONTRACT
Indicate type and amount of initial Payment below.       Indicate type of plan for new contract, source of funds, and amount
                                                    OR   below.


[ ] Amount enclosed:    $______________                  TYPE OF PLAN FOR NEW CONTRACT  SOURCE OF FUNDS     AMOUNT
           OR                                            [ ] IRA        [ ] 401(k)      [ ] Transfer        $______________
[ ] 1035 Exchange                                        [ ] Roth IRA   [ ] 457         [ ] Rollover        $______________
    Estimated dollars:  $______________                  [ ] SEP        [ ] Keogh       [ ] Contribution    $______________
                                                         [ ] Other ________________         IRA Tax Year:    ______________

6    OPTIONAL BENEFITS

     I am electing an optional living benefit   [ ] Yes [ ] No
     I am electing an optional death benefit    [ ] Yes [ ] No

Once elected by the Owner, optional benefits may not be changed or terminated (with the exception of living benefit elections). See your registered representative/licensed agent and/or the prospectus for information about optional elections, including availability and the maximum issue age. Investment requirements apply to certain optional living benefits. The investment requirements are indicated on the Investment Option Election Form.

6(A). LIVING BENEFIT ELECTIONS: ONLY ONE LIVING BENEFIT OPTION MAY BE ELECTED (NOT AVAILABLE ON POLARIS ADVISOR
      III).

      I.   [ ] [SunAmerica Income Plus 6]
      II.  [ ] [SunAmerica Income Builder 8]
      III. [ ] [MarketLock For Life]

Indicate the number of covered persons by selecting Single Life or Joint Life below.

COVERED PERSONS: [ ] Single Life (1 covered person)   [ ] Joint Life (2 covered persons). You must complete the spousal beneficiary information in Section 4 above, listing the spouse as the sole primary beneficiary.

6(B). DEATH BENEFIT ELECTIONS: IF NO OPTIONAL DEATH BENEFIT IS ELECTED, THE BENEFICIARY(IES) WILL RECEIVE THE STANDARD DEATH
      BENEFIT PROVIDED IN THE CONTRACT.

      [ ] Maximum Anniversary Value

FSA-579 (10/09)
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7    INVESTMENT SELECTION / OPTIONAL SERVICE FEATURES

     The Investment Option Election Form must be included with this Application to make specific investment choices. Select
     Optional Programs below.

     IMPORTANT: The Investment Option Election Form must be signed and included with your Application to ensure that your
     Application is processed immediately.

7(A). OPTIONAL PROGRAMS

     [ ]  SYSTEMATIC WITHDRAWAL: Include Form [FA-5550SW] with this Application.

     [ ]  AUTOMATIC ASSET REBALANCING: I request the accounts designated in the Investment Option Election Form to be rebalanced at the frequency selected below. If you elected an optional living benefit, the rebalancing is automatically done quarterly:

         (Select only one)   [ ] Quarterly   [ ] Semiannually   [ ] Annually

          NOTE: Unless separate Asset Allocation Rebalancing Instructions are provided on form [FP-2247-POS] and included with this Application, if a DCA Account is elected, we will use Target DCA instructions indicated on the
          Investment Option Election form for Automatic Asset Rebalancing instructions. If you have elected [SunAmerica
          Income Plus 6 or SunAmerica Income Builder 8] and a DCA Account is not elected, we will proportionately rebalance your Flexible Allocation in accordance with the Payment Allocation instructions. If you have elected neither a DCA
          Account nor a living benefit, we will rebalance in accordance with the Payment Allocation instructions.

7(B). ELECTRONIC TRANSACTION AND ELECTRONIC DELIVERY AUTHORIZATION

      [ ] YES   [ ] NO   ELECTRONIC TRANSACTION AUTHORIZATION

      As the Owner, I will receive this privilege automatically. If a Contract has Joint Owners, each Owner may individually make electronic requests. By checking "Yes," I am also authorizing and directing the Company to act on electronic instructions from any other person(s) authorized by the Owner of the Contract who can furnish proper identification.
      The Company will use reasonable procedures as established by the Company to confirm that these instructions are authorized and genuine.

      IF NO SELECTION IS MADE, THE COMPANY WILL ASSUME THAT YOU DO NOT AUTHORIZE ELECTRONIC REQUESTS.

      [ ] YES  [ ] NO   ELECTRONIC DELIVERY CONSENT

     I consent to electronic delivery by the Company, when available, of:

          -    Legal disclosure materials (prospectuses and prospectus supplements for the variable annuity and the underlying funds and annual and semiannual reports for the underlying funds)

          -    Account documents (quarterly statements and confirmations)

          -    Related correspondence (privacy notice and other notices to customers)

     I confirm that I have access to a computer with the hardware and software necessary (Adobe Acrobat(R), Internet access, and an active email account) to receive this information electronically--in the form of a compact disc, by email, or by notice to me of a document's availability on the Company website. I confirm that I have the ability to retrieve and retain electronic communications that are subject to this consent. I understand that I must provide my email address under Section 2 of the Application to use this service.

      I understand that:

          -    There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage.

          -    I may always request a paper copy of this information at any time for no charge, even though I consent to electronic delivery.

          -    The Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time.

     This consent is effective until further notice by the Company or until I revoke it.

     Please call 1-800-445-7862 if you would like to revoke your consent, receive a paper copy of any of the above information via U.S. mail, or need to update your email address indicated in Section 2 of this Application.

FSA-579 (10/09)
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8    ACKNOWLEDGEMENTS AND SIGNATURE(S)

8(A). REPLACEMENT

      [ ] Yes [ ] No   Do you have any existing life insurance or annuity contracts? (Must check either Yes or No.)

      [ ] Yes [ ] No   Will the purchase of this annuity result in the replacement, termination, or change in value of any existing life insurance or annuity contracts?  (Must check either Yes or No)

     If yes to either of the above, please provide the information on the required forms and include them with this
     Application.

     [ ]

8(B). STATEMENT OF OWNER(S)

     MY ANSWERS TO THE ABOVE QUESTIONS ARE TRUE AND CORRECT TO THE BEST OF MY KNOWLEDGE AND BELIEF. I AGREE THAT THIS
     APPLICATION SHALL BE ATTACHED AND MADE A PART OF ANY CONTRACT ISSUED BY THE COMPANY. FURTHER:

          -    I ACKNOWLEDGE RECEIPT OF THE CURRENT PROSPECTUSES FOR THIS VARIABLE ANNUITY AND THE APPLICABLE UNDERLYING
               FUNDS OF THE TRUSTS. I HAVE READ THEM CAREFULLY AND UNDERSTAND THEIR CONTENTS.

          -    I UNDERSTAND THAT ALL PURCHASE PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT
               EXPERIENCE OF THE VARIABLE PORTFOLIOS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT BY THE
               COMPANY, THE U.S. GOVERNMENT, OR ANY STATE GOVERNMENT; ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL
               RESERVE BOARD, OR ANY OTHER AGENCY, FEDERAL OR STATE.

          -    IF I AM FUNDING A TAX-QUALIFIED RETIREMENT PLAN WITH THIS ANNUITY, I UNDERSTAND THAT THE ANNUITY DOES NOT
               PROVIDE ANY ADDITIONAL TAX DEFERRAL TREATMENT BEYOND THAT WHICH I ALREADY HAVE UNDER MY PLAN.

          -    I UNDERSTAND THAT THE COMPANY MAY ALLOCATE MY PURCHASE PAYMENT(S) AND ANY INITIAL PAYMENT ENHANCEMENT(S), IF
               APPLICABLE, TO THE CASH MANAGEMENT INVESTMENT OPTION UNTIL THE END OF THE RIGHT-TO-EXAMINE PERIOD.

          -    MY SIGNATURE BELOW INDICATES THAT I AM PROVIDING MY INVESTMENT ALLOCATION ELECTION ON THE SEPARATE INVESTMENT
               OPTION ELECTION FORM INCLUDED WITH THIS APPLICATION.


Owner's signature ________________________________________________________________________ Date ____________________________


Joint owner's signature (if applicable) __________________________________________________ Date ____________________________

IMPORTANT: The Investment Option Election Form must be signed and included with your Application to ensure that your
Application is processed immediately.

9    REGISTERED REPRESENTATIVE / LICENSED AGENT INFORMATION AND SIGNATURE(S)

[ ] Yes  [ ] No   Do you have reason to believe that the applicant has any existing life insurance or annuity contracts?

[ ] Yes   [ ] No  Do you have reason to believe that any existing life insurance or annuity contract has been (or will be)
                  replaced, surrendered, withdrawn from, loaned against, changed, or otherwise reduced in value in connection with this transaction, assuming that the Contract applied for will be issued?

I affirm that I have instructed the applicant to answer the questions in Section 8(a) appropriately. If the answer to either question is "yes," I am providing the information on the required forms and including them with this Application.

I certify that all information I have taken from the Owner has been truly and accurately recorded on this Application.


                                                                                              SSN (1st 5
Registered Representative's/Licensed Agent's signature _____________________________________ digits ONLY)___ ___ ___-___ ___

Registered Representative's/Licensed Agent's name (please print) ___________________________________________________________

Address __________________________________________ City ____________________________________ State __________ ZIP __________

Phone (_____)______________________ Licensed Agent ID number ________________________ Email_________________________________

Broker / Dealer firm name _____________________________

Check with your home office for availability (available options vary by product)

[ ] Option 1   [ ] Option 2   [ ] Option 3   [ ] Option 4   [ ] Option 5

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